Exhibit 99.1
NEWS RELEASE

Sylvamo Quarterly Results Exceed Outlook,
Generates Strong Free Cash Flow

MEMPHIS, Tenn. – Nov. 12, 2024 – Sylvamo (NYSE: SLVM), the world’s paper company, is releasing third quarter 2024 earnings.

Financial Highlights – Third Quarter vs. Second Quarter

•Net income of $95 million ($2.27 per diluted share) vs. $83 million ($1.98 per diluted share)
•Adjusted operating earnings1 of $102 million ($2.44 per diluted share) vs. $83 million ($1.98 per diluted share)
•Adjusted EBITDA2 of $193 million (20% margin) vs. $164 million (18% margin)
•Cash provided by operating activities of $163 million vs. $115 million
•Free cash flow3 of $119 million vs. $62 million

Commercial and Operational Highlights – Third Quarter vs. Second Quarter

•Price and mix decreased by $4 million due to mix in North America
•Volume improved by $10 million due to higher shipments in North America
•Operations and other costs increased slightly by $1 million
•Planned maintenance outage expenses decreased by $28 million due to no major annual outages
•Input and transportation costs increased by $4 million, primarily driven by higher fiber costs in Latin America

Fourth Quarter Outlook

•Adjusted EBITDA of $150 million to $165 million
•Compared to the third quarter:
◦Price and mix are expected to be unfavorable $20 million to $25 million due to pulp and paper price decreases in Europe, higher export mix in Latin America and customer mix in North America
◦Volume is projected to improve by $15 million to $20 million, with seasonally stronger volume in Latin America
◦Operations and other costs are expected to increase up to $5 million due to an $8 million operating expense for a planned ten-year turbine generator maintenance event at our Eastover, South Carolina, mill, which is partially offset by better fixed cost absorption from less economic downtime in North America
◦Input and transportation costs are projected to increase by $5 million to $10 million, mainly due to transportation and seasonally higher energy
◦Total planned maintenance outage expenses are expected to increase by $17 million

Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras

We delivered strong earnings with a 20% adjusted EBITDA margin and outstanding free cash flow in the third quarter, driven by solid operational performance, good commercial execution and stable input costs. The quarter also had no planned maintenance outages.

On Oct. 31, we announced we are mutually terminating a supply agreement for uncoated freesheet, bristols and specialty papers from International Paper’s Georgetown, South Carolina, mill, effective Dec. 31, 2024. We will continue to optimize our North America region by leveraging strategic initiatives to simplify the business, unlock efficiencies and drive earnings growth.

We have seen encouraging increases in industry demand across our regions and expect recent capacity reduction announcements to lead to more favorable supply and demand balance trends in 2025. We are confident in our strategy to grow earnings and cash flow by continuing to invest in high-return projects in our mills and processes.

We continue to allocate capital to generate long-term shareowner value. So far this year, we repurchased $30 million of our shares and have $120 million remaining on our $150 million share repurchase authorization from September 2023. Our board of directors declared a $0.45 per share dividend in the fourth quarter, which we paid Oct. 17. As of today, we have distributed $62 million through four quarterly dividends in 2024. We are committed to return at least 40% of our free cash flow to shareowners this year through share repurchases and dividends.

We are making good progress with Project Horizon, our structural cost reduction program to streamline overhead, manufacturing and supply chain costs. Before inflation, we are on target to exceed our $110 million run rate savings goal by up to $10 million by the end of 2024.

1 Adjusted Operating Earnings (non-GAAP) are net income (GAAP), net of tax and net special items. Management uses this measure to focus on ongoing operations and believes it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

2 Adjusted EBITDA (non-GAAP) is net income (GAAP), net of tax, plus the sum of income taxes, net interest expense (income), depreciation, amortization and cost of timber harvested, stock-based compensation, and, when applicable for the periods reported, net special items. Management uses this measure in managing the operating performance of our business and believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of its operations. Net income is the most directly comparable GAAP measure. For more information regarding net special items, see the information under the heading Effects of Net Special Items and the Condensed Consolidated Statement of Operations and related notes included later in this release.

3 Free Cash Flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operating activities. Management utilizes this measure in connection with managing our business and believes that Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Select Financial Measures

(In millions)	Third Quarter 2024	Second Quarter 2024	Third Quarter 2023
Net Sales	$965	$933	$897
Net Income	95	83	58
Business Segment Operating Profit	150	122	116
Adjusted Operating Earnings	102	83	72
Adjusted EBITDA	193	164	158
Cash Provided By Operating Activities	163	115	197
Free Cash Flow	119	62	155
Segment Information

Sylvamo uses business segment operating profit to measure the earnings performance of its businesses and is calculated as set forth in footnote (f) under the "Sales and Earnings by Business Segment" table (page 8). Third quarter 2024 net sales by business segment and operating profit by business segment compared with the second quarter of 2024 and the third quarter of 2023 are as follows:

Business Segment Results

(In millions)	Third Quarter 2024	Second Quarter 2024	Third Quarter 2023
Net Sales by Business Segment
Europe	$194	$206	$184
Latin America	247	245	246
North America	532	493	476
Inter-segment Sales	(8)	(11)	(9)
Net Sales	$965	$933	$897
Operating Profit by Business Segment
Europe	$3	$8	$(14)
Latin America	49	37	55
North America	98	77	75
Business Segment Operating Profit	$150	$122	$116
Operating profits in the third quarter of 2024:

Europe - $3 million compared with $8 million in the second quarter of 2024. Earnings were lower mostly due to higher unabsorbed costs from economic downtime and slightly unfavorable price and mix, which more than offset lower operating costs.

Latin America - $49 million compared with $37 million in the second quarter of 2024. Earnings were higher due to favorable price and mix, lower operating costs and lower planned maintenance outages which more than offset higher input costs.

North America - $98 million compared with $77 million in the second quarter of 2024. Earnings were higher due to higher volumes, lower planned maintenance outages and lower input costs which more than offset unfavorable mix and higher unabsorbed costs due to economic downtime.

Effective Tax Rate

The reported effective tax rate for the third quarter of 2024 was 28%, compared to 27% for the second quarter of 2024. The higher rate for the third quarter was due to the mix of earnings in our regions.

Excluding net special items, the effective tax rate for the third quarter of 2024 was 28%, compared with 27% for the second quarter of 2024.

The effective tax rate excluding net special items is a non-GAAP financial measure and is calculated by adjusting the income tax provision and rate to exclude the tax effect at the applicable statutory rate of net special items. Management believes that this presentation provides useful information to investors by providing a more meaningful comparison of the income tax rate between past and present periods.

Effects of Net Special Items

Net special items in the third quarter of 2024 amounted to a net after-tax charge of $7 million ($0.17 per diluted share), compared with a net after-tax charge of $0 million ($0.00 per diluted share) in the second quarter of 2024.

Earnings Webcast

The company will host an audio webcast at 10 a.m. EST / 9 a.m. CST. All interested parties are invited to listen at investors.sylvamo.com.

Parties who wish to participate should call 800-715-9871 (U.S.) or +1-646-307-1963 (international) and use access code 2975749. Participants should call in no later than 9:45 a.m. EST / 8:45 a.m. CST.

Replays are available at investors.sylvamo.com for one year and by phone for one week. To listen by phone, call 800-770-2030 (U.S.) or +1-609-800-9909 (international) and use access code 2975749.

Investor Contact: Hans Bjorkman, 901-519-8030, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-519-8115, adam.ghassemi@sylvamo.com

About Sylvamo

Sylvamo Corporation (NYSE: SLVM) is the world's paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 6,500 colleagues. Net sales for 2023 were $3.7 billion. For more information, please visit Sylvamo.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the information under the headings "Fourth Quarter Outlook" and "Management Summary from Chairman and Chief Executive Officer Jean-Michel Ribiéras." Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2023, filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise.

SYLVAMO CORPORATION
Condensed Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30, 2024		Nine Months Ended September 30,
	2024		2023				2024		2023
Net Sales	$965		$897		$933		$2,803		$2,757
Costs and Expenses
Cost of products sold	700		665	(g)	684	(e)	2,100	(d)	2,055	(g)
Selling and administrative expenses	74	(a)	89	(h)	82	(f)	230	(a)	248	(h)
Depreciation, amortization and cost of timber harvested	39	(b)	36		37		115	(b)	105
Taxes other than payroll and income taxes	6		7		8		21		19
Interest expense (income), net	14	(c)	9		9		32	(c)	28	(j)
Income Before Income Taxes	132		91		113		305		302
Income tax provision	37		33	(i)	30		84		98	(i)
Net Income	$95		$58		$83		$221		$204
Earnings Per Share
Basic	$2.32		$1.39		$2.02		$5.37		$4.83
Diluted	$2.27		$1.37		$1.98		$5.26		$4.77
Average Shares of Common Stock Outstanding - Diluted	42		42		42		42		43
The accompanying notes are an integral part of this condensed consolidated statement of operations.

Three Months and Nine Months Ended September 30, 2024

(a) Includes pre-tax loss of $2 million ($1 million after taxes) for legal fees related to the Brazil Tax Dispute for the three and nine months ended September 30, 2024. Also includes pre-tax loss of $1 million ($1 million after taxes) and $2 million ($2 million after taxes) for certain severance costs related to our salaried workforce for the three and nine months ended September 30, 2024, respectively. Finally, includes pre-tax loss of $2 million ($1 million after taxes) for the nine months ended September 30, 2024, for integration costs related to the Nymölla acquisition.

(b) Includes pre-tax loss of $1 million ($1 million after taxes) for the three and nine months ended September 30, 2024, related to forest fires in Brazil.

(c)    Includes pre-tax loss of $5 million ($4 million after taxes) for the three and nine months ended September 30, 2024, related to debt extinguishment costs.

(d)    Includes pre-tax gain of $1 million ($1 million after taxes) for the nine months ended September 30, 2024, to adjust the recognition of a foreign value-added tax refund in Brazil. Also includes pre-tax loss of $1 million ($1 million after taxes) for the nine months ended September 30, 2024, for other charges.
Three Months Ended June 30, 2024

(e) Includes pre-tax gain of $1 million ($1 million after taxes) to adjust the recognition of a foreign value-added tax refund in Brazil.

(f) Includes pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce.

Three Months and Nine Months Ended September 30, 2023

(g) Includes pre-tax loss of $3 million ($2 million after taxes) for the three and nine months ended September 30, 2023, for certain severance costs related to our salaried workforce and incremental expense of $9 million ($7 million after taxes) for the nine months ended September 30, 2023, related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter.

(h) Includes a pre-tax loss of $10 million ($8 million after taxes) for the three months and nine months ended September 30, 2023, for certain severance costs related to our salaried workforce. Also includes pre-tax loss of $3 million ($2 million after taxes) for the three months ended September 30, 2023, and a pre-tax loss of $8 million ($6 million after taxes) for the nine months ended September 30, 2023, for transaction costs related to the Nymölla acquisition. Finally, includes a pre-tax loss of $4 million ($3 million after taxes) for the nine months ended September 30, 2023 for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement.

(i) Includes a $2 million tax expense for the three and nine months ended September 30, 2023 related to the write-off of certain deferred tax assets.

(j) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs for the nine months ended September 30, 2023.

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30, 2024	Nine Months Ended September 30,
	2024	2023		2024	2023
Net Income	$95	$58	$83	$221	$204
Add back: Net special items expense (income)	7	14	—	9	25
Adjusted Operating Earnings	$102	$72	$83	$230	$229

	Three Months Ended September 30,		Three Months Ended June 30, 2024	Nine Months Ended September 30,
	2024	2023		2024	2023
Diluted Earnings Per Common Share as Reported	$2.27	$1.37	$1.98	$5.26	$4.77
Add back: Net special items expense (income)	0.17	0.33	—	0.22	0.58
Adjusted Operating Earnings Per Share	$2.44	$1.70	$1.98	$5.48	$5.35

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30, 2024	Nine Months Ended September 30,
	2024	2023		2024	2023
Europe	$194	$184	$206	$607	$624
Latin America	247	246	245	708	718
North America	532	476	493	1,515	1,455
Inter-segment Sales	(8)	(9)	(11)	(27)	(40)
Net Sales	$965	$897	$933	$2,803	$2,757

Operating Profit by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30, 2024		Nine Months Ended September 30,
	2024		2023				2024		2023
Europe	$3		$(14)		$8		$7		$(2)
Latin America	49		55		37		100		149
North America	98		75		77		237		217
Business Segment Operating Profit	$150		$116		$122		$344		$364

Income Before Income Taxes	$132		$91		$113		$305		$302
Interest expense (income), net	14	(a)	9		9		32	(a)	28	(e)
Net special items expense (income)	4	(b)	16	(d)	—	(c)	7	(b)	34	(d)
Business Segment Operating Profit (f)	$150		$116		$122		$344		$364

Three and Nine Months Ended September 30, 2024

(a) Includes pre-tax loss of $5 million ($4 million after taxes) for the three and nine months ended September 30, 2024, related to debt extinguishment costs.

(b) Includes pre-tax loss of $2 million ($1 million after taxes) for legal fees related to the Brazil Tax Dispute for the three and nine months ended September 30, 2024 and a pre-tax loss of $1 million ($1 million after taxes) for the three and nine months ended September 30, 2024, related to forest fires in Brazil. Also includes pre-tax loss of $1 million ($1 million after taxes) and $2 million ($2 million after taxes) for certain severance costs related to our salaried workforce for the three and nine months ended September 30, 2024, respectively. Finally, includes pre-tax loss of $2 million ($1 million after taxes) for integration costs related to the Nymölla acquisition, a pre-tax gain of $1 million ($1 million after taxes) to adjust the recognition of a foreign value-added tax refund in Brazil and a pre-tax loss of $1 million ($1 million after taxes) for other charges, all for the nine months ended September 30, 2024.

Three Months Ended June 30, 2024

(c) Includes pre-tax loss of $1 million ($1 million after taxes) for certain severance costs related to our salaried workforce. Also includes pre-tax gain of $1 million ($1 million after taxes) to adjust the recognition of a foreign value-added tax refund in Brazil.

Three Months and Nine Months Ended September 30, 2023

(d) Includes pre-tax loss of $13 million ($10 million after taxes) for the three months and nine months ended September 30, 2023 for certain severance costs related to our salaried workforce. Also includes a pre-tax loss of $3 million ($2 million after taxes) for the three months ended September 30, 2023, and a pre-tax loss of $8 million ($6 million after taxes) for the nine months ended September 30, 2023, for transaction costs related to the Nymölla acquisition. Finally, includes a pre-tax loss of $4 million ($3 million after taxes) for professional and legal fees related to negotiations resulting in a shareholder cooperation agreement and incremental expense of $9 million ($7 million after taxes) related to the impact of the step-up of acquired Nymölla inventory sold during the first quarter for the nine months ended September 30, 2023.
(e) Includes $9 million ($6 million after taxes) of interest income related to tax settlements and a pre-tax loss of $5 million ($4 million after taxes) related to debt extinguishment costs for the nine months ended September 30, 2023.

(f) As set forth in the chart above, business segment operating profit is defined as income before income taxes, but excluding net interest expense (income) and net special items. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments.

Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30, 2024	Nine Months Ended September 30,
	2024	2023		2024	2023
Net Income	$95	$58	$83	$221	$204
Adjustments:
Income tax provision	37	33	30	84	98
Interest expense (income), net	14	9	9	32	28
Depreciation, amortization and cost of timber harvested	39	36	37	115	105
Stock-based compensation	5	6	5	17	21
Net special items expense (income)	3	16	—	6	34
Adjusted EBITDA	$193	$158	$164	$475	$490
Net Sales	$965	$897	$933	$2,803	$2,757
Adjusted EBITDA Margin	20.0%	17.6%	17.6%	16.9%	17.8%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30, 2024	Nine Months Ended September 30,
	2024	2023		2024	2023
Adjusted EBITDA
Europe	$11	$(5)	$17	$33	$23
Latin America	69	74	55	158	204
North America	113	89	92	284	263
Total Business Segment Adjusted EBITDA	$193	$158	$164	$475	$490
Net Sales (excluding inter-segment sales eliminations)
Europe	$194	$184	$206	$607	$624
Latin America	247	246	245	708	718
North America	532	476	493	1,515	1,455
Total Business Segment Net Sales	$973	$906	$944	$2,830	$2,797
Adjusted EBITDA Margin
Europe	6%	(3)%	8%	5%	4%
Latin America	28%	30%	22%	22%	28%
North America	21%	19%	19%	19%	18%

SYLVAMO CORPORATION
Condensed Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and temporary investments	$248	$220
Restricted cash	60	60
Accounts and notes receivable, net	439	428
Contract assets	34	27
Inventories	421	404
Other current assets	27	54
Total Current Assets	1,229	1,193
Plants, Properties and Equipment, Net	970	1,002
Forestlands	361	364
Goodwill	125	139
Right of Use Assets	60	58
Deferred Charges and Other Assets	116	116
Total Assets	$2,861	$2,872
Liabilities and Equity
Current Liabilities
Accounts payable	$381	$421
Notes payable and current maturities of long-term debt	43	28
Accrued payroll and benefits	76	63
Other current liabilities	214	183
Total Current Liabilities	714	695
Long-Term Debt	883	931
Deferred Income Taxes	164	189
Other Liabilities	163	156
Equity
Common stock, $1 par value, 200.0 shares authorized, 44.9 shares and 44.5 shares issued and 41.0 shares and 41.2 shares outstanding at September 30, 2024 and December 31, 2023, respectively	45	45
Paid-In Capital	65	48
Retained Earnings	2,393	2,222
Accumulated Other Comprehensive Loss	(1,371)	(1,256)
	1,132	1,059
Less: Common stock held in treasury, at cost, 3.9 shares and 3.3 shares at September 30, 2024 and December 31, 2023, respectively	(195)	(158)
Total Equity	937	901
Total Liabilities and Equity	$2,861	$2,872

Condensed Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net income	$221	$204
Depreciation, amortization, and cost of timber harvested	115	105
Deferred income tax provision (benefit), net	(4)	4
Stock-based compensation	17	21
Changes in operating assets and liabilities and other
Accounts and notes receivable	(28)	99
Inventories	(21)	(46)
Accounts payable and accrued liabilities	16	(122)
Other	(11)	72
Cash Provided By Operating Activities	305	337
Investment Activities
Invested in capital projects	(157)	(147)
Acquisition of business, net of cash acquired	—	(167)
Cash Provided By (Used for) Investment Activities	(157)	(314)
Financing Activities
Dividends paid	(43)	(32)
Issuance of debt	250	443
Reduction of debt	(285)	(482)
Repurchases of common stock	(30)	(53)
Other	(6)	(7)
Cash Provided By (Used for) Financing Activities	(114)	(131)
Effect of Exchange Rate Changes on Cash	(6)	2
Change in Cash, Temporary Investments and Restricted Cash	28	(106)
Cash, Temporary Investments and Restricted Cash
Beginning of the period	280	360
End of the period	$308	$254

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30, 2024	Nine Months Ended September 30,
	2024	2023		2024	2023
Cash Provided By Operating Activities	$163	$197	$115	$305	$337
Adjustments:
Cash invested in capital projects	(44)	(42)	(53)	(157)	(147)
Free Cash Flow	$119	$155	$62	$148	$190

SYLVAMO CORPORATION
Reconciliation of Net Income to Adjusted EBITDA - Fourth Quarter 2024 Outlook
Estimates
(In millions)

Three Months Ended December 31, 2024

Net Income	$66 - $77
Adjustments:
Income tax provision	27 - 31
Interest expense (income), net	8
Depreciation, amortization and cost of timber harvested	43
Stock-based compensation	6
Adjusted EBITDA	$150 - $165

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.

Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.